UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Crown Media Holding, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

Crown Media Holdings Announces Adjournment of Annual Meeting

To July 30, 2009

STUDIO CITY, CA — July 17, 2009 - Crown Media Holdings, Inc. (NASDAQ: CRWN), owner and operator of Hallmark Channel and Hallmark Movie Channel, announced today that the Company will temporarily adjourn its 2009 Annual Meeting of stockholders in order to give the stockholders an opportunity to consider information being made available in a supplement to the proxy statement for the Meeting.  The adjourned Annual Meeting will be reconvened as follows:

Date:	July 30, 2009
Time:	11 a.m. EDT
Place:	Sheraton New York Hotel and Towers
811 Seventh Avenue
New York, NY 10019

The Annual Meeting has been scheduled for July 23, 2009 and will be only temporarily adjourned on that date.

A Supplement No. 2 to the proxy statement will be made available to the stockholders on July 20, 2009 and concerns events that have occurred since the date of the proxy statement (June 12, 2009) and the first supplement (which changed the location of the meeting). Those events are a lawsuit on a recapitalization proposal by a Hallmark Cards affiliate and the engagement of a financial advisor by the Special Committee of the Company’s Board of the Directors considering the proposal, both of which events have been previously announced.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes Hallmark Channel in the U.S. to nearly 87 million subscribers. Hallmark Channel is one of the nation’s leading networks in providing quality family programming.  Crown Media also operates a second 24-hour linear channel, Hallmark Movie Channel, which is distributed in both standard and high definition as Hallmark Movie Channel HD.  Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contacts:

Mindy Tucker	Nancy Carr
IR Focus	Hallmark Channel
914.725.8128	818.755.2643
mindy@irfocusllc.com	nancycarr@hallmarkchannel.com

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